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                                                             EXHIBIT (h)(24)(a)

RULE 22C-2 INFORMATION SHARING AND RESTRICTED TRADING AGREEMENT

AGREEMENT entered into as of April 24, 2009, or such other compliance date mandated by Rule 22c-2 of the Investment Company Act of 1940 ("Rule 22c-2"), whichever shall last occur, by and between JPMorgan Insurance Trust ("Fund") JPMorgan Investment Advisors, Inc., (the "Adviser") and JPMorgan Funds Management, Inc. (the "Administrator") on behalf of itself and each of its series (each a "Fund", collectively, the "Funds") and AIG Life Insurance Company ("Intermediary").

This Agreement is an addendum to the Fund Participation Agreement dated
April 24, 2009 between Fund and Intermediary. This Agreement changes the terms of the Participation Agreement only to the extent specifically so required by this Agreement.

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

"Shareholders" shall mean those contract or policy owners of the Intermediary who maintain an interest in an Account with the Funds. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940./1/

"Shares" shall mean the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

"Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a contract to a Fund, but does not include transactions that are executed:
(i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a contract death benefit;
(iii) one-time step-up in contract value pursuant to a contract death benefit;
(iv) allocation of assets to a Fund through a contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the contract; or
(v) pre-arranged transfers at the conclusion of a required free look period.

"Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a

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/1/ As defined in SEC Rule 22c-2(b), term "excepted fund" means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

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contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a contract; (iii) within a contract out of a Fund as a result of scheduled withdrawals or surrenders from a contract; or (iv) as a result of payment of a death benefit from a contract.

"Promptly", as used in Section 1.3, unless otherwise defined, shall mean as soon as practicable as agreed to by the parties at the time of the Intermediary's receipt of the request for information from the Fund, or its designee.

"Written" shall include electronic writings and facsimile transmissions.

"Fund" includes JPMorgan Distribution Services, Inc. which is the Fund's principal underwriter, the Fund's transfer agent and the series of the Fund listed in the Agreement.

WHEREAS, the Intermediary offers or otherwise makes available the Funds to or for contract and/or policy owners of Intermediary;

WHEREAS, pursuant to Rule 22c-2, Fund is required to enter into a shareholder information agreement with every intermediary who holds shares of the Funds in omnibus accounts and submits orders directly to Fund's transfer agent or to a registered clearing agency;

WHEREAS, this Agreement sets forth the terms and conditions for information sharing for the Fund and Intermediary in accordance with Rule 22c-2; and

WHEREAS, this Agreement shall inure to the benefit of and shall be binding upon the undersigned and each such entity shall be either a Fund or Intermediary for purposes of this Agreement (the Fund and the Intermediary shall be collectively referred to herein as the "Parties" and individually as a "Party");

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Fund and Intermediary hereby agree as follows:

SHAREHOLDER INFORMATION

1. AGREEMENT TO PROVIDE INFORMATION. Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), or an equivalent identifying number such as a contract or policy identification number, of any or all Shareholder(s) of the Funds, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Account maintained by the Intermediary with the Fund during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

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Shareholder Information requests must be directed to the Intermediary's representatives as identified in Appendix A to this Agreement.

Intermediary's anti-market timing policies and procedures and Fund's policies established for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Funds, are attached to and made a part of this Agreement. Written information requests must be received via overnight mail, and any timing requirements will start from the date of Intermediary's receipt of the request.

1.1 PERIOD COVERED BY REQUEST. Requests must set forth a specific period to be examined, not to exceed 180 days from the date of the request, and which period shall end more than 10 business days preceding Intermediary's receipt of the written request.

1.2 TIMING OF REQUESTS. Notwithstanding paragraph 1.1 above, Fund requests for Shareholder information may be made no more frequently than quarterly. The Fund may request Shareholder information more frequently than quarterly as the Fund deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any market timing and abusive trading practices. The Fund will not request Shareholder information for time periods that overlap time periods covered in any earlier requests from the Fund for Shareholder information.

1.3 FORM AND TIMING OF RESPONSE. Intermediary agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than 10 business days after receipt of a request. If the requested information is not on the Intermediary's books and records, Intermediary agrees to use its best efforts to promptly provide or arrange to provide to the Fund the requested information from Shareholders who hold an account with an indirect intermediary. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties. Information regarding transactions that are not Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions will not be provided in Shareholder Information sent to the Fund Agent; therefore, the Shareholder Information provided for a certain period will not be equal to the omnibus trades made during that same period.

1.4 LIMITATIONS ON USE OF INFORMATION. The Fund agrees not to use the Shareholder Information received for any purpose (i) other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements, nor (ii) for any purpose not permitted under the privacy provisions of Title V of the Gramm-Leach-Bliley Act and comparable state laws, including, but not limited to marketing or any other similar purpose without the prior written consent of Intermediary.

2. AGREEMENT TO RESTRICT TRADING. Intermediary agrees to execute written instructions from Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's Account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any

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dilution of the value of the outstanding Shares issued by the Fund. The Fund will only request a restriction on trading for a Shareholder after that Shareholder has been identified by the Fund as having potentially engaged in transactions of Fund Shares (directly or indirectly through the Intermediary's Account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

Restriction of Trading requests must be directed to the Intermediary's representatives as identified in Appendix A to this Agreement.

2.1 FORM OF INSTRUCTIONS FOR RESTRICTION OF TRADING. Restriction of trading instructions must include the TIN or an equivalent identifying number of the Shareholder(s) or Account(s) or other agreed upon information to which the instruction relates.

2.2 TIMING OF RESPONSE. Intermediary agrees to execute Fund's instructions as soon as reasonably practicable, but not later than 10 business days after Fund Agent's instructions are received by the Intermediary.

2.3 CONFIRMATION BY INTERMEDIARY. Intermediary agrees to provide confirmation to Fund that Fund's instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than fifteen business days after the instructions have been executed. Intermediary also agrees to provide notice to Fund within the same amount of time in the event Intermediary cannot or has not executed such instructions.

2.4 FORCE MAJEURE. Either Party is excused from performance and shall not be liable for any delay in performance or non-performance, in whole or in part, caused by the occurrence of any event or contingency beyond the control of the Parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, natural disasters, acts of God, acts of war or terrorism, actions or decrees of governmental bodies, and similar occurrences. The Party who has been so affected shall, if physically possible, promptly give written notice to the other Party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such event or contingency.

2.5 BEST EFFORTS AND GOOD FAITH. Both Parties mutually agree to act in good faith, utilizing their best efforts to timely and effectively execute the shareholder information sharing provisions of Rule 22c-2. Good faith and best efforts means attempting to process all relevant requests in a timely manner, or in the event such requests cannot be met within the time provisions of this agreement, to make best efforts to fulfill such requests as soon as reasonably practicable. Also, if Intermediary is aware of a possible delay in the fulfillment of a request, Intermediary will provide notice of the impending delay as soon as possible after the impending delay is discovered.

In all other respects, this Agreement is controlled by the Participation Agreement between the Parties.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of February 19, 2010.

JPMORGAN INSURANCE TRUST

By:                                     Attest:
         ----------------------------            ------------------------------

Name:                                   Name:
         ----------------------------            ------------------------------

Title:                                  Title:
         ----------------------------            ------------------------------

JPMORGAN INVESTMENT ADVISORS INC.

By:                                     Attest:
         ----------------------------            ------------------------------

Name:                                   Name:
         ----------------------------            ------------------------------

Title:                                  Title:
         ----------------------------            ------------------------------

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:                                     Attest:
         ----------------------------            ------------------------------

Name:                                   Name:
         ----------------------------            ------------------------------

Title:                                  Title:
         ----------------------------            ------------------------------

JPMORGAN FUNDS MANAGEMENT, INC.

By:                                     Attest:
         ----------------------------            ------------------------------

Name:                                   Name:
         ----------------------------            ------------------------------

Title:                                  Title:
         ----------------------------            ------------------------------

AIG LIFE INSURANCE COMPANY

By:                                     Attest:
         ----------------------------            ------------------------------

Name:                                   Name:
         ----------------------------            ------------------------------

Title:                                  Title:
         ----------------------------            ------------------------------

                                        (Seal)

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                                  APPENDIX A

                      REPRESENTATIVES OF THE INTERMEDIARY

Requests for Shareholder Information or Trading Restrictions must be directed to:

   Jennifer Powell
   Associate General Counsel
   American General Life Companies
   2929 Allen Parkway, A30-25
   Houston, TX 77019
   (713) 831-4954

AND to:

   Stephen McKinney Variable Products Accounting
   American General Life Companies
   2727-A Allen Parkway
   Houston, TX 77019
   (713) 831-2577

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                                  APPENDIX B

                  MARKET TIMING POLICIES OF THE INTERMEDIARY

Market Timing. The Policies are not designed for professional market timing organizations or other entities or individuals using programmed and frequent transfers involving large amounts. Market timing carries risks with it, including:

   . dilution in the value of Fund shares underlying investment options of other Policy owners;

   .   interference with the efficient management of the Fund's portfolio; and

   .   increased administrative costs.

   We have policies and procedures affecting your ability to make exchanges within your Policy. We use the term "exchange" to mean two things in this discussion about market timing. An exchange can be your allocation of all or a portion of a new premium payment to an investment option. An exchange can also be a transfer of your accumulation value in one investment option (all or a portion of the value) to another investment option. We are not referring to the exchange of one life insurance policy for another policy or contract.

   We are required to monitor the Policies to determine if a Policy owner requests:

   . an exchange out of a variable investment option within two calendar weeks of an earlier exchange into that same variable investment option; or

   . an exchange into a variable investment option within two calendar weeks of an earlier exchange out of that same variable investment option; or

   . an exchange out of a variable investment option followed by an exchange into that same variable investment option, more than twice in any one calendar quarter; or

   . an exchange into a variable investment option followed by an exchange out of that same variable investment option, more than twice in any one calendar quarter.

   If any of the above transactions occurs, we will suspend such Policy owner's same day or overnight delivery transfer privileges (including website, e-mail and facsimile communications) with notice to prevent market timing efforts that could be harmful to other Policy owners or beneficiaries. Such notice of suspension will take the form of either a letter mailed to your last known address, or a telephone call from our Administrative Center to inform you that effective immediately, your same day or overnight delivery transfer privileges have been suspended. A Policy owner's first violation of this policy will result in the suspension of Policy transfer privileges for ninety days. A Policy owner's subsequent violation of this policy will result in the suspension of Policy transfer privileges for six months.

   In most cases, exchanges into and out of the money market investment option are not considered market timing; however, we examine all of the above transactions without regard to any exchange into or out of the money market investment option. We treat such transactions as if they are exchanges directly into and out of the same variable investment option. For instance:

   (1) if a Policy owner requests an exchange out of any variable investment option into the money market investment option, and

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   (2)   the same Policy owner, within two calendar weeks requests an exchange out of the money market investment option back into that same variable investment option, then

   (3)   the second transaction above is considered market timing.

         Transfers under dollar cost averaging, automatic rebalancing or any other automatic transfer arrangements to which we have agreed are not affected by these procedures.

   The procedures above will be followed in all circumstances, and we will treat all Policy owners the same.

   In addition, Policy owners incur a $25 charge for each transfer in excess of 12 each Policy year.

   Restrictions initiated by the Funds and information sharing obligations. The Funds have policies and procedures restricting transfers into the Fund. For this reason or for any other reason the Fund deems necessary, a Fund may instruct us to reject a Policy owner's transfer request. Additionally, a Fund may instruct us to restrict all purchases or transfers into the Fund by a particular Policy owner. We will follow the Fund's instructions. The availability of transfers from any investment option offered under the Policy is unaffected by the Fund's policies and procedures.

   Please read the Funds' prospectuses and supplements for information about restrictions that may be initiated by the Funds.

   In order to prevent market timing, the Funds have the right to request information regarding Policy owner transaction activity. If a Fund requests, we will provide mutually agreed upon information regarding Policy owner transactions in the Fund.